Exhibit 99.2

MW CHANNEL OPERATIONS LLC AND SUBSIDIARIES

(A WHOLLY-OWNED SUBSIDIARY OF

US IMAGINA, LLC THROUGH MEDIAWORLD, LLC)

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

MW CHANNEL OPERATIONS LLC AND SUBSIDIARIES

(A WHOLLY-OWNED SUBSIDIARY OF

US IMAGINA, LLC THROUGH MEDIAWORLD, LLC)

TABLE OF CONTENTS

INDEPENDENT AUDITOR’S REPORT	1 - 2

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets	3

Consolidated Statements of Income	4

Consolidated Statements of Changes in Equity	5

Consolidated Statements of Cash Flows	6

Notes to the Consolidated Financial Statements	7 — 10

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

MW Channel Operations LLC and Subsidiaries

(A Wholly-Owned Subsidiary of US Imagina, LLC through Mediaworld, LLC)

We have audited the accompanying consolidated financial statements of MW Channel Operations LLC and Subsidiaries (A Wholly-Owned Subsidiary of US Imagina, LLC through Mediaworld, LLC) (the “Company”), which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of income, changes in equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility for the Consolidated Financial Statements

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MW Channel Operations LLC and Subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

An Independent Member of Baker Tilly International

MIAMI 1450 Brickell Avenue, 18th Floor, Miami FL 33131 | T 305 373 5500 F 305 373 0056 | www.mbafcpa.com

To the Board of Directors

MW Channel Operations LLC and Subsidiaries

(A Wholly-Owned Subsidiary of US Imagina, LLC through Mediaworld, LLC)

Transactions with Affiliated Companies

As discussed in notes 1 and 4 to the accompanying consolidated financial statements, the Company has numerous significant transactions with US Imagina, LLC, the Parent, and its other subsidiaries. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among unrelated parties.  The Company’s accounts have been included in the audited consolidated financial statements of its Parent.  These consolidated financial statements should be read in conjunction with the audited financial statements of the parent. Our opinion is not modified with respect to this matter.

Business Concentration

As discussed in Note 2 to the consolidated financial statements, for the years ended December 31, 2013 and 2012, the Company’s top four customers accounted for 74% and 77%, respectively, of total revenues. Additionally, as of December 31, 2013 and 2012, these top four customers represent a significant component of accounts receivable and accrued income.  Our opinion is not modified with respect to this matter.

Subsequent Event

As further discussed in Note 1, during January 2014, the Company’s Parent entered into a definitive asset purchase agreement with Hemisphere Media Holdings, LLC (“Hemisphere”) to sell 100% of the three TV channels comprising MW Channel Operations LLC and Subsidiaries for $102 Million (subject to certain price adjustments as defined in the agreement).  Our opinion is not modified with respect to this matter.

/s/ Morrison, Brown, Argiz & Farra, LLC

Miami, Florida

April 1, 2014

MW CHANNEL OPERATIONS LLC AND SUBSIDIARIES

(A WHOLLY-OWNED SUBSIDIARY OF

US IMAGINA, LLC THROUGH MEDIAWORLD, LLC)

CONSOLIDATED BALANCE SHEETS

DECEMBER 31,

	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,639,743	$3,355,310
Accounts receivable, net	3,009,081	2,515,329
Accrued income	2,541,824	2,112,738
Due from affiliates	—	144,606
Programming costs	435,387	415,222
Prepaid expenses and other current assets	170,039	6,407

TOTAL CURRENT ASSETS	$10,796,074	$8,549,612

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$656,082	$808,934
Due to affiliates	198,602	77,020

TOTAL CURRENT LIABILITIES	854,684	885,954

COMMITMENTS AND CONTINGENCIES (NOTE 5)

MEMBERS’ EQUITY:
Mediaworld, LLC members’ interest	7,259,120	5,340,283
Non-controlling interest	2,682,270	2,323,375

TOTAL EQUITY	9,941,390	7,663,658

TOTAL LIABILITIES AND EQUITY	$10,796,074	$8,549,612

The accompanying notes are an integral part of these consolidated financial statements.

MW CHANNEL OPERATIONS LLC AND SUBSIDIARIES

(A WHOLLY-OWNED SUBSIDIARY OF

US IMAGINA, LLC THROUGH MEDIAWORLD, LLC)

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31,

	2013	2012
REVENUES	$23,128,208	$21,773,236

COST AND EXPENSES - AFFILIATES	(3,570,702)	(3,020,535)
COST AND EXPENSES	(7,171,871)	(7,024,157)

NET INCOME FROM OPERATIONS	12,385,635	11,728,544

INTEREST EXPENSE	—	(4,493)

NET INCOME INCLUDING NON-CONTROLLING INTEREST	12,385,635	11,724,051

LESS: NET INCOME ATTRIBUTABLE TO THE NON-CONTROLLING INTEREST	(1,958,895)	(1,267,738)

NET INCOME ATTRIBUTABLE TO MEDIAWORLD, LLC	$10,426,740	$10,456,313

The accompanying notes are an integral part of these consolidated financial statements.

MW CHANNEL OPERATIONS LLC AND SUBSIDIARIES

(A WHOLLY-OWNED SUBSIDIARY OF

US IMAGINA, LLC THROUGH MEDIAWORLD, LLC)

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	Mediaworld, LLC
	Members’	Non-Controlling	Total
	Interest	Interest	Equity

BALANCES, JANUARY 1, 2012	$2,726,729	$1,455,637	$4,182,366

Net income	10,456,313	1,267,738	11,724,051

Distributions	(7,842,759)	(400,000)	(8,242,759)

BALANCES, DECEMBER 31, 2012	5,340,283	2,323,375	7,663,658

Net income	10,426,740	1,958,895	12,385,635

Distributions	(8,507,903)	(1,600,000)	(10,107,903)

BALANCES, DECEMBER 31, 2013	$7,259,120	$2,682,270	$9,941,390

The accompanying notes are an integral part of these consolidated financial statements.

MW CHANNEL OPERATIONS LLC AND SUBSIDIARIES

(A WHOLLY-OWNED SUBSIDIARY OF

US IMAGINA, LLC THROUGH MEDIAWORLD, LLC)

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31,

	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$12,385,635	$11,724,051

Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debt	446,803	8,060
Program amortization	1,446,052	1,595,744
Changes in operating assets and liabilities:
Accounts receivable	(940,555)	(1,058,286)
Accrued income	(429,086)	157,161
Due from affiliates	144,606	186,867
Programming costs	(1,466,217)	(1,802,389)
Prepaid expenses	(163,632)	12,131
Accounts payable and accrued expenses	(152,852)	(157,226)
Due to affiliates	121,582	(37,070)

TOTAL ADJUSTMENTS	(993,299)	(1,095,008)

NET CASH PROVIDED BY OPERATING ACTIVITIES	11,392,336	10,629,043

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of line of credit	—	(400,000)
Distributions	(10,107,903)	(8,242,759)

NET CASH USED IN FINANCING ACTIVITIES	(10,107,903)	(8,642,759)

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,284,433	1,986,284

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	3,355,310	1,369,026

CASH AND CASH EQUIVALENTS AT END OF YEAR	$4,639,743	$3,355,310

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Interest paid	$—	$4,493

The accompanying notes are an integral part of these consolidated financial statements.

MW CHANNEL OPERATIONS LLC AND SUBSIDIARIES

(A WHOLLY-OWNED SUBSIDIARY OF

US IMAGINA, LLC THROUGH MEDIAWORLD, LLC)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

1.                          DESCRIPTION OF BUSINESS

Prior to October 10, 2013

The operations presented hereon are the combination of three separate TV channels which are either wholly owned or partially owned by Mediaworld, LLC.  Mediaworld, LLC is a wholly owned subsidiary of US Imagina, LLC, the Parent.  US Imagina, LLC is also the sole member of Imahouse, LLC and Promofilm US, LLC, it was established in 2007 and it is the America’s division of Imagina Holding, a European based company operating in the entertainment industry. Imahouse, LLC is the entity that owns the building that houses the Company’s broadcast facility.  The three separate TV channels which make up these consolidated financial statements and the corresponding programing are:

TV Channel	Programming

Television Dominicana, LLC (100% owned by Parent)

Launched in November 2005, this is the only 24-hour channel that integrates original content from Dominican Republic in one venue. Programming acquisitions are made directly with the producers and are based on Audits of Great Britain Nielsen (“AGB Nielsen”) ratings from Dominican Republic.

Centroamerica TV, LLC (100% owned by Parent)	Original programming from El Salvador, Honduras, Guatemala, Nicaragua, Costa Rica and Panama.

Pasiones TV, LLC (60% Owned by Parent)

Top rated telenovelas produced from across the United States and Latin America and may also include compilations of telenovelas, and telenovela “behind the scenes” programming blocks, which are presented on a 24-hour per day, 7 days a week schedule.

October 10, 2013

On October 10, 2013, the Company’s Parent formed a new entity, MW Channel Operations LLC and capitalized the entity with the Parent’s interest in Television Dominicana, LLC, Pasiones TV, LLC, and CentroAmerica TV, LLC. The transaction was accounted for at recorded amounts in accordance with applicable accounting guidance for entities under common control. The consolidated financial statements as of, and for the year ended, December 31, 2013 reflect the operations of the three television channels for the full year.  The noncontrolling interest, before and after October 10, 2013, reflects ownership interest by a third party in Pasiones TV, LLC.

During January 2014, the Company’s Parent entered into a definitive asset purchase agreement with Hemisphere Media Holdings, LLC to sell 100% of the three Spanish-Language channels owned and operated by the Company for a purchase price of approximately $102 Million (subject to certain price adjustments as defined in the agreement).  The acquisition was structured as an asset purchase; it is expected to be paid in cash and to close subsequent to the first quarter of 2014.

2.                          SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the results of MW Channel Operations LLC, it’s 100% owned subsidiaries, Television Dominicana, LLC and Centroamerica TV, LLC and its 60% owned subsidiary, Pasiones TV, LLC.  All significant intercompany transactions and balances have been eliminated.  Remaining ownership is reflected herein as noncontrolling interest.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

MW CHANNEL OPERATIONS LLC AND SUBSIDIARIES

 (A WHOLLY-OWNED SUBSIDIARY OF

US IMAGINA, LLC THROUGH MEDIAWORLD, LLC)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

2.                          SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company’s revenues are composed of subscriber fees and advertising fees.

The Company generates revenues through (1) subscriber fees paid by cable and satellite service providers that air the three channels, (2) advertising fees from advertisements and infomercials aired on the three channels and (3) fees paid by outside producers to purchase advertising time in connection with the airing of their programs on the three channels.

Subscriber fees are recognized in the period the programming is aired by the distributor. Advertising revenues are recognized when the advertisement is aired and the collectability of fees is reasonably assured.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with a maturity of three months or less from the date of purchase to be cash.

Accounts Receivable and Allowance for Doubtful Accounts

The Company maintains an allowance for doubtful accounts for estimated losses that may arise if any of its customers are unable to make required payments. Management specifically analyzes the age of customer balances, historical bad debt experience, customer credit-worthiness and trade publications regarding the financial health of its larger customers and changes in customer payment terms when making estimates of the uncollectability of its trade accounts receivable balances. If the Company determines that the financial condition of any of its customers deteriorated or improved, whether due to customer specific or general economic conditions, it makes appropriate adjustments to the allowance.  The Company includes bad debt expense in its costs and expenses caption in the accompanying consolidated statements of income.  As of December 31, 2013 and 2012, the Company’s allowance for doubtful accounts amounted to approximately $448,000 and $2,500, respectively.

Accrued Income

Accrued income consists of subscriber fees which are paid by cable and satellite service providers usually after sixty days from the month the programming is aired.  Subscriber fees are paid based on a pre-established monthly rate with the distributor multiplied by the number of individual subscribers.  As of December 31, 2013 and 2012, accrued income amounted to $2,541,824 and $2,112,738, respectively.

Advertising Costs

Advertising costs are expensed as incurred and are included in costs and expenses in the accompanying consolidated statement of income. For the years ended December 31, 2013 and 2012, advertising costs amounted to approximately $1,052,000 and $1,426,000, respectively.

MW CHANNEL OPERATIONS LLC AND SUBSIDIARIES

(A WHOLLY-OWNED SUBSIDIARY OF

US IMAGINA, LLC THROUGH MEDIAWORLD, LLC)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

2.                          SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Programming Costs

The Company acquires program distribution rights for a fixed cost over the license term. These program rights are carried at the lower of unamortized cost or estimated net realizable value, and amortized over the term of the licensing agreement. Amortization is based on the number of runs allowed per licensing agreement.  When two runs are allowed, cost is allocated 70% to the first run and 30% to the second run. When three runs are allowed, cost is distributed 50% to the first run, 30% to the second run and 20% to the third run.  The related liabilities are recorded at the contractual amounts when the license period begins and programming is available to air.  The estimated costs of programming which will be amortized during the next year are included in current assets; program rights obligations which become due within the next year are included in current liabilities.

Reclassifications

Certain amounts in the prior period have been reclassified to conform to the current period financial statement presentation.  These reclassifications have no effect on previously reported net income.

Concentration of Business and Credit Risks

Financial instruments that potentially subject the Company to concentrations of risk include primarily cash and cash equivalents, receivables and accrued income.  Management believes the Company places its cash with highly rated credit institutions.  Although it tries to limit the amount of credit exposure with any one financial institution, in the normal course of business it may maintain cash balances in excess of federally insured limits.

The Company has significant accounts receivable, accrued income and revenues with its top four customers, as follows:

	2013	2012
As of December 31,
Accounts receivable & accrued income	84%	87%

For the year Ended December 31,
Total revenues	74%	77%

Income Taxes

The Company is treated as a partnership for federal income tax purposes and, accordingly, generally would not incur income taxes or have any unrecognized tax benefits.  Instead, its earnings and losses are included in the tax return of its member and taxed depending on the member’s tax situation. As a result, the consolidated financial statements do not reflect a provision for income taxes.

The Company recognizes and measures tax positions taken or expected to be taken in its tax return based on their technical merit and assesses the likelihood that the positions will be sustained upon examination based on the facts, circumstances and information available at the end of each period. Interest and penalties on tax liabilities, if any, would be recorded in interest expense and other non-interest expense, respectively.

The U.S. Federal jurisdiction and Florida are the major tax jurisdictions where the Company files income tax returns. The Company is no longer subject to U.S. Federal or State examinations by tax authorities for years before 2010.

MW CHANNEL OPERATIONS LLC AND SUBSIDIARIES

(A WHOLLY-OWNED SUBSIDIARY OF

US IMAGINA, LLC THROUGH MEDIAWORLD, LLC)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

2.                          SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Subsequent Events

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events and transactions for potential recognition or disclosure through April 1, 2014, which is the date the financial statements were available to be issued.  A material subsequent event requiring disclosure was noted and is described in Note 1 to the financials statements hereon.

3.                          ACCOUNTS RECEIVABLE

The Company’s accounts receivable consists of the following as of December 31:

	2013	2012
Subscriber fees	$1,242,118	$907,697
Advertisers	2,214,963	1,610,132
	3,457,081	2,517,829
Allowance for doubtful accounts	(448,000)	(2,500)
Total	$3,009,081	$2,515,329

4.                          RELATED PARTY TRANSACTIONS

The Company has numerous significant transactions with the Parent, and its other subsidiaries.  Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among unrelated parties.

As part of the US Imagina, LLC group of companies, the Company was a guarantor of certain indebtedness of the Parent and all of the Company’s assets served as collateral for certain indebtedness of the Parent. Effective December 23, 2013, the Company was released by the Bank from its obligation as a guarantor under the Parent’s indebtedness.

Certain fees are paid by the Company to the Parent in return for the Parent providing broadcast facilities, TV production content, post-production, management, personnel and other services. For the years ended December 31, 2013 and 2012, the amounts incurred by the Company were $3,570,702 and $3,020,535, respectively, and they are reflected as costs and expenses — affiliates in the accompanying consolidated statements of income.

As of December 31, 2013 and 2012, the Company’s balances with affiliates which were non-interest bearing and due on demand consist of:

	2013	2012
Due from Mediaworld Caracas	$—	$144,606

Due to Overon America	$198,602	$77,020

5.                          COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, the Company could be subject to various claims and legal actions.  In the opinion of management, as of December 31, 2013, the Company is not subject to any such claims or legal actions against the Company.  Additionally, if a matter were to be brought against the Company, the Company’s management believes it carries adequate insurance to cover potential losses.